SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                   May 5, 2000
--------------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)


                             Arch Capital Group Ltd.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                         0-26456               06-1424716
--------------------------------------------------------------------------------
(State or other jurisdiction of     (Commission File Number)   (I.R.S. Employer
incorporation or  organization)                              Identification No.)



                 20 Horseneck Lane, Greenwich, Connecticut 06830
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:

                                 (203) 862-4300


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     On May 5, 2000, Arch Capital Group Ltd. (the "Company") sold the reinsurance operations of Arch Reinsurance Company ("Arch Re") pursuant to an agreement entered into as of January 10, 2000 with Folksamerica Reinsurance Company and Folksamerica Holding Company (collectively, "Folksamerica"). Folksamerica Reinsurance Company assumed Arch Re's liabilities under the reinsurance agreements transferred in the asset sale and Arch Re transferred to Folksamerica Reinsurance Company assets estimated in an aggregate amount equal in book value to the book value of the liabilities assumed. In consideration for the transfer of Arch Re's book of business, Folksamerica paid $20.084 million (net of a credit equal to $251,000 granted to Folksamerica for certain tax costs) in cash at the closing, subject to post-closing adjustments based on an independent actuarial report of the claim liabilities transferred and an independent audit of the net assets sold. Following the completion of such report and audit, the parties agreed upon net post-closing adjustments in the amount of approximately $3.2 million payable by the Company, which consisted of a $4.2 million reduction in the purchase price less $1 million in net book value of the assets and liabilities actually transferred at closing.

     Under the terms of the agreement, $20 million has been placed in escrow for a period of five years. These funds will be primarily used to reimburse Folksamerica to the extent that the loss reserves (which were $32.3 million at May 5, 2000) relating to business produced on behalf of Arch Re by a certain managing underwriting agency are deficient as measured at the end of such five year period. To the extent that such loss reserves are redundant, all of the escrowed funds will be returned to the Company and Folksamerica will pay the Company an amount equal to such redundancy. In connection with the escrow arrangement, the Company will record a loss in an amount equal to any probable deficiency in the related reserve that may become known during or at the end of the five year period. The agreement also provided that an additional amount of up to $5 million would be placed in escrow for a period of five years to the extent that Arch Re's reserves at closing on all business other than that covered by the $20 million escrow were less by at least a specified amount than those estimated by its independent actuaries. No such supplemental escrow was required.

     Under the terms of the agreement, the Company has also purchased reinsurance protection covering the Company's aviation business to reduce the net financial loss to Folksamerica on any large commercial airline catastrophe to $5.4 million, net of reinstatement premiums. Although the Company believes that any such net financial loss will not exceed $5.4 million, the Company has agreed to reimburse Folksamerica for a net financial loss it may incur that is in excess of $5.4 million for aviation losses under certain circumstances prior to May 5, 2003.

     The Company also made representations and warranties to Folksamerica about the Company and the business transferred to Folksamerica for which the Company retains exposure for certain periods.

     The net book value gain resulting from the sale of the Company's reinsurance operations to Folksamerica is calculated as follows (in thousands):


        Consideration received, consisting of the following:
        Total liabilities transferred                                                                 $514,330
        Cash premium received                                                                           16,920
                                                                                                      --------
                                                                                                       531,250
                                                                                                      --------

        Assets transferred                                                                             478,687
        Amortization of deferred policy acquisition costs                                               23,242
        Transaction costs                                                                               21,800
                                                                                                      --------
                                                                                                       523,729
                                                                                                      --------

        Pre-tax gain                                                                                     7,521
        Income tax expense (1)                                                                           4,137
                                                                                                      --------
        Net gain                                                                                         3,384

        Realized (loss), net of income tax, for securities transferred at market value (2)              (5,330)
                                                                                                      --------
        Net (loss)                                                                                      (1,946)

        Change in net unrealized depreciation of investments, net of tax (2)                             5,330
                                                                                                      --------
        Comprehensive income and net book value gain                                                    $3,384
                                                                                                      ========

(1) The income tax benefit of $1.5 million relating to post-closing adjustments of $4.2 million was offset by an equivalent deferred tax asset valuation allowance.

(2) The related income tax benefit of $1.9 million was offset by an equivalent deferred tax asset valuation allowance.

     Transaction costs consist of the following (in millions):

      Severance and other related costs                                $11.0
      Reinsurance costs                                                  4.8
      Investment banking, legal and accounting fees                      2.3
      Write-off of furniture, equipment and leasehold improvements       1.7
      Write-off of lease obligation                                      1.3
      Other                                                              0.7
                                                                  -----------
      Total                                                            $21.8
                                                                  ===========

     As of June 30, 2000, accrued and unpaid transaction costs amounted to approximately $7.8 million. Of such amount, $1.9 million relates to severance and other related costs expected to be paid to employees terminated as of June 30, 2000 during the next 18 months under the Company's severance arrangements; $1.3 million relates to the write-off of the Company's lease obligation expected to be paid over the remainder of the lease term expiring in October 2002; and the balance of $4.6 million is expected to be paid by December 31, 2000.

     The GAAP book value of the assets and liabilities transferred to Folksamerica recorded in the accompanying financial statements at closing are as follows (in millions):

Fixed maturities, short-term investments and accrued interest income    $249.9
Premiums receivable                                                      108.6
Reinsurance recoverable                                                   73.2
Deferred policy acquisition costs                                         23.2
Deferred income tax asset                                                 13.5
Other insurance assets                                                    47.0
                                                                      ---------
Total Assets                                                            $515.4
                                                                      ---------

Reserve for claims and claims expenses                                  $371.6
Net unearned premium reserve                                             103.4
Reinsurance premiums payable                                               9.5
Other insurance liabilities                                               29.8
                                                                      ---------
Total Liabilities                                                       $514.3
                                                                      ---------

Net book value of assets and liabilities transferred                      $1.1
                                                                      =========

     At the closing of the asset sale, Arch Re and Folksamerica entered into a transfer and assumption agreement, under which Folksamerica assumed Arch Re's rights and obligations under the reinsurance agreements transferred in the asset sale. The reinsureds under such agreements that were in-force were notified that Folksamerica had assumed Arch Re's obligations and that, unless the reinsureds object to the assumption, Arch Re will be released from its obligations to those reinsureds. None of such reinsureds objected to the assumption and, accordingly, the gross liabilities for such business have been removed from the accounts of Arch Re for statutory and GAAP accounting purposes. However, Arch Re will continue to be liable under those reinsurance agreements if the notice is found not to be an effective release by the reinsureds. Folksamerica has agreed to indemnify the Company for any losses arising out of the reinsurance agreements transferred to Folksamerica Reinsurance Company in the asset sale. However, in the event that Folksamerica refuses or is unable to perform its obligations to the Company, Arch Re may incur losses relating to the reinsurance agreements transferred in the asset sale.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (b) Pro Forma Financial Information

     The following unaudited pro forma statement of income and comprehensive income for the six months ended June 30, 2000 and for the year ended December 31, 1999 reflects our historical accounts for that period, adjusted to give pro forma effect to the asset sale as if it had occurred on January 1, 1999.

     The pro forma financial data and accompanying notes should be read in conjunction with the description of the asset sale contained in this report and the unaudited consolidated financial statements and related notes for the six months ended June 30, 2000 included in our June 30, 2000 Quarterly Report on Form 10-Q as well as our audited consolidated financial statements and related notes and the description of the asset sale included in our 1999 Annual Report on Form 10-K and the proxy statement relating to our special meeting held on April 17, 2000. We believe that the assumptions used in the following statements, which are set forth in the accompanying notes, provide a reasonable basis on which to present the pro forma financial data. The pro forma financial data is provided for informational purposes only and should not be construed to be indicative of our financial condition or results of operations had the asset sale been consummated on the dates assumed and are not intended to project our financial condition on any future date or results of operations for any future period.

                             Arch Capital Group Ltd.
              Pro Forma Condensed Consolidated Statement of Income
                            and Comprehensive Income
                     For The Six Months Ended June 30, 2000
                  (Dollars in thousands, except per share data)


                                                                                        Folksamerica
                                                                   Historical          Transaction(1)           Pro Forma
                                                                 ----------------    --------------------    -----------------
Revenues
Net premiums written                                                  ($10,604)            $10,604                       -
(Increase) decrease in unearned premiums                                98,134             (98,134)                      -
                                                                 ----------------    --------------------    -----------------
Net premiums earned                                                     87,530             (87,530)                      -
Net investment income                                                    9,547              (4,099)                 $5,448
Gain on sale of reinsurance operations                                   2,191              (2,191)                      -
Net realized investment gains (losses)                                  28,933                                      28,933
                                                                 ----------------    --------------------    -----------------
Total revenues                                                         128,201             (93,820)                 34,381

Operating Costs and Expenses
Claims and claims expenses                                              76,263             (76,263)
Commissions and brokerage                                               26,756             (26,756)
Other operating expenses                                                 4,246                (846)                  3,400
Foreign exchange (gain) loss                                             1,159              (1,159)
                                                                 ----------------    --------------------    -----------------
Total operating costs and expenses                                     108,424            (105,024)                  3,400

Income (Loss)
Income before income taxes and equity in net income of
investees                                                               19,777              11,204                  30,981
Federal income taxes expense (benefit)                                  17,160              (6,856)                 10,304
                                                                 ----------------    --------------------    -----------------

Income before equity in net income of investees                          2,617              18,060                  20,677
Equity in net income of investees                                          639                                         639
                                                                 ----------------    --------------------    -----------------

Net income                                                               3,256              18,060                  21,316

Other Comprehensive Income (Loss), Net of Tax

Change in net unrealized depreciation of investments, net of
tax                                                                    (36,046)             (5,330)                (41,376)
                                                                 ----------------    --------------------    -----------------

                                                                 ----------------    --------------------    -----------------
Comprehensive Income (Loss)                                           ($32,790)            $12,730                ($20,060)
                                                                 ================    ====================    =================
Average shares outstanding
Basic                                                               13,948,267                                  13,948,267
Diluted                                                             13,949,503                                  13,949,503

Per Share Data
Net Income (Loss)  - Basic and diluted                                 $0.23                                       $1.53

Comprehensive Income (Loss)        - Basic and diluted                ($2.35)                                     ($1.44)

                             Arch Capital Group Ltd.
            Pro Forma Condensed Consolidated Statement of Income and
                              Comprehensive Income
                      For The Year Ended December 31, 1999
                  (Dollars in thousands, except per share data)



                                                                                        Folksamerica
                                                                   Historical          Transaction(1)           Pro Forma
                                                                 ----------------    --------------------    -----------------
Revenues
Net premiums written                                                  $306,726           ($306,726)                      -
(Increase) decrease in unearned premiums                                 4,642              (4,642)                      -
                                                                 ----------------    --------------------    -----------------
Net premiums earned                                                    311,368            (311,368)                      -
Net investment income                                                   20,173             (10,253)                 $9,920
Net realized investment gains (losses)                                  17,227               1,192                  18,419
                                                                 ----------------    --------------------    -----------------
Total revenues                                                         348,768            (320,429)                 28,339
Operating Costs and Expenses
Claims and claims expenses                                             305,841            (305,841)
Commissions and brokerage                                               80,540             (80,540)
Other operating expenses                                                14,816             (10,666)                  4,150
Foreign exchange (gain) loss                                              (198)                198
                                                                 ----------------    --------------------    -----------------
Total operating costs and expenses                                     400,999            (396,849)                  4,150
Income (Loss)
Income (loss) before income taxes, equity in net income of investees and cumulative effect of accounting change
                                                                       (52,231)             76,420                  24,189
Federal income taxes expense (benefit)                                 (19,557)             27,171                   7,614
                                                                 ----------------    --------------------    -----------------
Income (loss) before equity in net income of investees and
cumulative effect of accounting change                                 (32,674)             49,249                  16,575
Equity in net income of investees                                          621                                         621
                                                                 ----------------    --------------------    -----------------
Income (loss) before cumulative effect of accounting change
                                                                       (32,053)             49,249                  17,196
Cumulative effect of accounting change                                    (383)                                       (383)
                                                                 ----------------    --------------------    -----------------
Net income (loss)                                                      (32,436)             49,249                  16,813
Other Comprehensive Income (Loss), Net of Tax
Change in net unrealized depreciation of investments, net of
tax                                                                    (19,850)              4,553                 (15,297)
                                                                 ----------------    --------------------    -----------------
Comprehensive Income (Loss)                                           ($52,286)            $53,802                  $1,516
                                                                 ================    ====================    =================
Average shares outstanding
Basic                                                               17,086,732                                  17,086,732
Diluted                                                             17,086,808                                  17,086,808
Per Share Data
Net Income (Loss)  - Basic and diluted                                 ($1.90)                                      $0.98
Comprehensive Income (Loss)        - Basic and diluted                 ($3.06)                                      $0.09


Notes to Pro Forma Statement of Income and Comprehensive Income

1. Represents all revenue and expense and other comprehensive income items recorded during the six months ended June 30, 2000 and the year ended December 31, 1999 related to our reinsurance business sold to Folksamerica Reinsurance Company on May 5, 2000. Net investment income, net realized investment gains (losses) and unrealized appreciation (depreciation) of investments have been allocated based on the proportion of the average amount of fixed maturities and short term investments related to the business transferred to the average total fixed maturities and short term investments in the six months ended June 30, 2000 and the year ended December 31, 1999.

     All other revenue and expense items were allocated based on specific identification.

Cautionary Note Regarding Forward-Looking Statements

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This report or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. may include forward-looking statements which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in this report are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology.

     Forward-looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. Important factors that could cause actual events or results to differ materially from those indicated in such statements are discussed below and elsewhere in this report and include:

     o    the availability of investments on attractive terms;

     o    competition, including increased competition;

     o changes in the performance of the insurance sector of the public equity markets or market professionals' views as to such sector;

     o    general economic conditions;

     o    regulatory changes and conditions;

     o claims development and losses, including as to the frequency of severity of claims and losses and the timing of claim reports, on aviation business and certain business produced by a certain managing underwriting agency for which the Company has retained exposure under certain indemnity obligations to Folksamerica in connection with the asset sale;

     o    our future business operations and strategy; and

     o    loss of key personnel.

All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

     (c) Exhibits

See Exhibit Index.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

                                      ARCH CAPITAL GROUP LTD.

Date:  September 8, 2000                By:  /s/ Peter A. Appel
                                           -------------------------------------
                                           Name:  Peter A. Appel
                                           Title:  President & Chief
                                                   Executive Officer

                                  EXHIBIT INDEX

Exhibit
Number                            Description

10.1 Asset Purchase Agreement, dated as of January 10, 2000, among Arch Capital Group Ltd. ("ACGL"), Arch Reinsurance Company ("Arch Re"), Folksamerica Holding Company, Inc. ("FHC") and Folksamerica Reinsurance Company ("FRC") (filed as an exhibit to ACGL's Report on Form 8-K as filed with the SEC on January 18, 2000, and incorporated by reference)

10.2 Transfer and Assumption Agreement, dated May 5, 2000, between Arch Re and FRC (filed as an exhibit to ACGL's Report on Form 8-K as filed with the SEC on May 19, 2000, and incorporated by reference)

10.3 Escrow Agreement, dated May 5, 2000, among Arch Re, FHC, FRC and the Escrow Agent (filed as an exhibit to ACGL's Report on Form 8-K as filed with the SEC on May 19, 2000, and incorporated by reference)

10.4 Agreement, dated May 5, 2000, among ACGL, Arch Re, FHC and FRC regarding Aviation Business (filed as an exhibit to ACGL's Report on Form 8-K as filed with the SEC on May 19, 2000, and incorporated by reference)

10.5 Change in Control Agreement dated as of May 5, 2000 between Arch Capital Group Ltd. and Peter A. Appel.

10.6 Retention and Change in Control Agreement dated as of May 5, 2000 between Arch Capital Group Ltd. and Robert Clements.

10.7 Employment and Change in Control Agreement dated as of May 5, 2000 between Arch Capital Group Ltd. and Louis Petrillo.

10.8 Employment Agreement dated as of June 9, 2000 between Arch Capital Group Ltd. and Debra M. O'Connor.




                                      E-1